UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 12, 2004

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

Item 12.	Results of Operations and Financial Condition

The Company’s revenues increased approximately 29% to $27.0 million for the fourth quarter ended December 28, 2003 versus $21.0 million in the fourth quarter of 2002. Comparable restaurant sales for BJ’s restaurants increased approximately 5.1% for the three-month period versus 3.3% during the same period a year ago.

For the year ended December 28, 2003, revenues increased approximately 36% to $103.0 million versus $75.7 million for the year ended December 29, 2002. Comparable restaurant sales for BJ’s restaurants increased approximately 3.3% for full-year 2003. The increase in comparable restaurant sales during 2003 included a menu price increase of approximately 1.5% taken during May 2003 and approximately 2% taken during November 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2004	CHICAGO PIZZA & BREWERY, INC. (Registrant)

	By:	/s/ PAUL A. MOTENKO
Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY
Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell Chief Financial Officer